    As filed with the Securities and Exchange Commission on May 1, 1998.

                                                Registration No. 333-
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           MEDIA ARTS GROUP, INC.
          (Exact name of registrant as specified in its charter)

            Delaware                                          77-0354419
-------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              521 Charcot Avenue
                          San Jose, California 95131
                          --------------------------
                            (Address of Principal
                         Executive Offices) (Zip Code)

              MEDIA ARTS GROUP, INC. EMPLOYEES STOCK OPTION PLAN

    MEDIA ARTS GROUP, INC. CONSULTANT NONQUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of plan)
                            --------------------

                               CRAIG A. FLEMING
                     President & Chief Executive Officer
                            Media Arts Group, Inc.
                    521 Charcot Avenue, San Jose, CA 95131
                                (408) 324-2020
               -------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum           Proposed Maximum
Title of Securities          Amount To Be         Offering Price per         Aggregate Offering       Amount of
To Be Registered             Registered (1)       Share (2)                  Price (2)                Registration Fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock                 400,000              $16.02                     $6,408,000               $1,890.00
$0.01 par value
---------------------------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share of outstanding options for an aggregate of 102,310 shares at $5.35 per share and (ii) pursuant to Rule 457(c) for the remaining 297,690 shares registered hereunder based on the average high and low prices for the Registrant's Common Stock as reported on the Nasdaq National Stock Market on April 27, 1998.

------------------------------------------------------------------------------
                              Page 1 of 41 Pages
                       Exhibit Index Appears on Page 10.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION.*

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

               *    Information required by Part I to be contained in the
                    Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
                    Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Media Arts Group, Inc. (the "Registrant"), are hereby incorporated by reference in this Registration Statement:

1. The Registrant's Registration Statement on Form S-8 (Registration No. 33-87090) filed with the Commission on December 6, 1994, except for the incorporation by reference contained therein of the Registrant's Prospectus dated August 3, 1994 filed by the Registrant pursuant to Rule 424(b) relating to its Registration Statement on Form S-1 (No. 33-79744);

2. The Registrant's Registration Statement on Form S-8 (Registration No.333-00154) filed with the Commission on January 17, 1996;

3. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (including items incorporated by reference from the Registrant's Proxy Statement for its 1997 Annual Meeting of
     Stockholders);

4. The Registrant's Quarterly Report on Form 10Q for the quarterly periods ended June 30, 1997, September 30, 1997 and December 31, 1997; and

5. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (No. 0-24294), filed on June 9, 1994 with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including any subsequent amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.        INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, the Bylaws of the Registrant provide that (i) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in certain capacities of other enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, including those circumstances in which indemnification would otherwise be discretionary; (ii) expenses incurred by a director or officer arising from a threatened or pending action, suit or proceeding shall be paid by the Registrant in advance of final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if ultimately he is not entitled to indemnification; and (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees. The Bylaws permit the Registrant to maintain director and officer liability insurance for its directors and officers whether or not the Registrant would have the power or the obligation to indemnify them against such liability under the indemnification provisions of the Bylaws.

     The Registrant has obtained a policy of directors' and officers' liability insurance for its directors and officers to insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances. The Registrant has entered into employment agreements with certain of its executive officers and indemnity agreements with certain of its directors that provide indemnity as allowed by Section 145 of the DGCL and the Bylaws.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.        EXHIBITS.

NUMBER        EXHIBIT
------        -------
5.1           Opinion of Latham & Watkins

10.1          Media Arts Group, Inc. Employees Stock Option Plan

10.2          Form of Media Arts Group, Inc. Consultant Nonqualified Stock
              Option Agreement

23.1          Consent of Price Waterhouse LLP

23.2          Consent of Latham & Watkins (incorporated in Exhibit 5.1)

24.1          Power of Attorney (incorporated in the Signature Page to the
              Registration Statement)

ITEM 9.        UNDERTAKINGS.

     (a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 30, 1998.

                                       MEDIA ARTS GROUP, INC.

                                       By:      /s/ Craig A. Fleming
                                          --------------------------------
                                           Craig A. Fleming
                                           President & Chief Executive Officer
                                           (Principal Executive Officer)



                                       By:    /s/ Raymond A. Peterson
                                          --------------------------------
                                           Raymond A. Peterson
                                           Senior Vice President,
                                           Chief Financial Officer
                                           (Principal Financial Officer)



                                       By:      /s/ Greg H.L. Nash
                                          --------------------------------
                                           Greg H.L. Nash
                                           Controller
                                           (Principal Accounting Officer)

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James F. Landrum, Jr. and Raymond A. Peterson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                           Title                              Date
     ---------                           -----                              ----
 /s/ Craig A. Fleming         President & Chief Executive Officer       April 30, 1998
---------------------------   (Principal Executive Officer)
Craig A. Fleming


  /s/ Raymond A. Peterson     Senior Vice President, Chief Financial    April 30, 1998
---------------------------   Officer (Principal Financial Officer)
   Raymond A. Peterson


    /s/ Greg H.L. Nash        Controller                                April 30, 1998
---------------------------   (Principal Accounting Officer)
     Greg H.L. Nash


  /s/ Kenneth E. Raasch       Chairman                                  April 30, 1998
---------------------------
    Kenneth E. Raasch


   /s/ Michael L. Kiley       Director                                  April 30, 1998
---------------------------
     Michael L. Kiley


   /s/ Thomas Kinkade         Director                                  April 30, 1998
---------------------------
      Thomas Kinkade


   /s/ Norman T. Mahoney      Director                                  April 30, 1998
---------------------------
    Norman T. Mahoney

   /s/ Norman A. Nason        Director                                  April 30, 1998
---------------------------
    Norman A. Nason

                              INDEX TO EXHIBITS

                                                                         PAGE
NUMBER        EXHIBIT                                                    NUMBERS
------        -------                                                    -------
5.1           Opinion of Latham & Watkins                                 11

10.1          Media Arts Group, Inc. Employees Stock Option Plan          13

10.2          Form of Media Arts Group, Inc. Consultant Nonqualified      27
              Stock Option Agreement

23.1          Consent of Price Waterhouse LLP                             40

23.2          Consent of Latham & Watkins (incorporated in Exhibit 5.1)   11

24.1          Power of Attorney (incorporated in the Signature Pages to    7
              the Registration Statement)